                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
Scientific Games Corporation:

We consent to the use of our report dated February 21, 2003, with respect to the consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows of Scientific Games Corporation and subsidiaries for the year ended December 31, 2002, and the related 2002 financial statement schedule, incorporated herein by reference and to the reference to our firm under the headings "Experts" and "Selected Financial Data" in the prospectus.

                                               /s/ KPMG LLP
Short Hills, New Jersey                        ---------------------------------
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April 15, 2005
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